UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 23, 2006

SBA Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-30110	65-0716501
(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 995-7670

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2006, SBA Communications Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with AAT Holdings, LLC (the “Selling Shareholder”) and Lehman Brothers Inc. and Citigroup Global Markets Inc., as representatives of the underwriters comprised of themselves, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Raymond James & Associates, Inc. and Janco Partners, Inc. (collectively, the “Underwriters”) pursuant to which the Selling Shareholder will sell to the Underwriters 9,171,000 shares of the Company’s Class A common stock, par value $.01 per share (the “Common Stock”), at $20.3905 per share. The public offering price of the shares is $21.13. The shares are being issued and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (No. 333-133303) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission (“SEC”), and the Company’s prospectus, dated April 14, 2006, as supplemented by the Company’s prospectus supplements, dated May 17, 2006 and May 23, 2006, respectively, each as filed with the SEC. The Selling Shareholder has also granted the Underwriters a 30-day over-allotment option to purchase up to an additional 1,375,650 shares of Common Stock on the same terms and conditions. Pursuant to the Underwriting Agreement, the Company and certain of its directors have agreed not to sell, pledge or otherwise dispose of any shares, or enter into any similar transaction for a period of 30 days from May 23, 2006, except as otherwise permitted under the terms of the Underwriting Agreement, without the prior written consent of Lehman Brothers, Inc. and Citigroup Global Markets Inc., on behalf of the Underwriters. The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties. The Underwriting Agreement and the opinion of Akerman Senterfitt, relating to the legality of the Common Stock to be sold by the Selling Shareholder in the offering, are included as Exhibits 1.1 and 5.1 to this Form 8-K and are hereby incorporated by reference into the Registration Statement.

Lehman Brothers Inc. was the underwriter for the Company’s May 2005 and September 2005 offerings of shares of Common Stock. An affiliate of Lehman Brothers is a lender under the Company’s $160 million senior revolving credit facility. J.P. Morgan Securities Inc. was one of the joint dealer managers and joint solicitation agents for the tender offers and consent solicitations relating to the 9 3/4% senior discount notes and the 8 1/2% senior notes and served as a financial advisor on the Company’s acquisition of AAT Communications Corp. An affiliate of J.P. Morgan is a lender under the Company’s $1.1 billion term loan. In connection with these transactions, Lehman Brothers and J.P. Morgan received customary fees for such services and certain of their expenses were reimbursed.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

1.1	Underwriting Agreement, dated May 23, 2006, by and among SBA Communications Corporation, AAT Holdings, LLC and Lehman Brothers Inc. and Citigroup Global Markets Inc., as representatives of the underwriters.

5.1	Opinion of Akerman Senterfitt.

23.1	Consent of Akerman Senterfitt (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 24, 2006	SBA COMMUNICATIONS CORPORATION

/s/ Anthony J. Macaione
Anthony J. Macaione
Chief Financial Officer

Exhibit Index

1.1	Underwriting Agreement, dated May 23, 2006, by and among SBA Communications Corporation, AAT Holdings, LLC and Lehman Brothers Inc. and Citigroup Global Markets Inc., as representatives of the underwriters.

5.1	Opinion of Akerman Senterfitt.

23.1	Consent of Akerman Senterfitt (included in Exhibit 5.1).